Exhibit 99.4

Hermes Consolidated, LLC and Subsidiary Condensed Consolidated Financial Statements as of June 30, 2016 and for the six months ended June 30, 2016 and 2015

HERMES CONSOLIDATED, LLC AND SUBSIDIARY
TABLE OF CONTENTS

Page
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

as of June 30, 2016 and for the six months ended June 30, 2016 and 2015: Balance Sheets	3 Statements of Comprehensive (Loss) Income 5 Statements of Cash Flows 6 Notes to the Condensed Consolidated Financial Statements 7

HERMES CONSOLIDATED, LLC AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2016 AND DECEMBER 31, 2015
(Dollars in thousands)

	June 30, 2016	December 31, 2015

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,354	$46
Short-term investments—at cost—which approximates market value	55	55
Accounts receivable—net of allowance of $0 for both periods	28,128	16,807
Inventory	21,286	25,825
Prepaid insurance	916	2,291
Other current assets	893	533

Total current assets	56,632	45,557

PROPERTY, PLANT, AND EQUIPMENT—Net:
Property, plant, and equipment	242,290	227,072
Accumulated depreciation	(34,910)	(28,997)

Property, plant, and equipment—net	207,380	198,075

OTHER ASSETS :
Goodwill	16,284	16,284
Other—net	649	814

Total other assets	16,933	17,098

TOTAL ASSETS	$280,945	$260,730

See notes to unaudited condensed consolidated financial statements.

HERMES CONSOLIDATED, LLC AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2016 AND DECEMBER 31, 2015
(Dollars in thousands)

	June 30, 2016	December 31, 2015

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$41,231	$26,958
Accrued expenses	14,862	13,488
Current portion of long-term debt	9,286	9,286

Total current liabilities	65,379	49,732

NONCURRENT LIABILITIES:
Long-term debt:
Term loan	50,733	55,283
Revolving credit agreement	20,400	6,000
Other noncurrent liabilities	7,350	6,850

Total noncurrent liabilities	78,483	68,133

COMMITMENTS AND CONTINGENCIES (Note 3)

MEMBERS' EQUITY
Members' equity	141,439	147,313
Accumulated other comprehensive loss	(4,356)	(4,448)

Total members' equity	137,083	142,865

TOTAL LIABILITIES AND MEMBERS' EQUITY	$280,945	$260,730

See notes to unaudited condensed consolidated financial statements.

HERMES CONSOLIDATED, LLC AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(Dollars in thousands)

	Six Months Ended June 30,
	2016	2015

REVENUES	$147,818	$162,829

COST OF PRODUCTS SOLD (excluding depreciation)	(120,652)	(122,014)

OPERATING EXPENSES (excluding depreciation)	(21,168)	(20,544)

GENERAL AND ADMINISTRATIVE EXPENSES (Note 9)	(4,188)	(5,759)

DEPRECIATION AND AMORTIZATION EXPENSE	(5,982)	(3,532)

OPERATING (LOSS) INCOME	(4,172)	10,980

INTEREST EXPENSE	(1,472)	(920)

OTHER INCOME (LOSS) —Net	130	(14)

NET (LOSS) INCOME	(5,514)	10,046

OTHER COMPREHENSIVE INCOME —Pension plan adjustment	92	134

TOTAL COMPREHENSIVE (LOSS) INCOME	$(5,422)	$10,180

See notes to unaudited condensed consolidated financial statements.

HERMES CONSOLIDATED, LLC AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(Dollars in thousands)

	Six Months Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(5,514)	$10,046
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	5,982	3,532
Amortization of debt issuance costs	92	104
Derivatives	—	(285)
Share-based compensation	—	(95)
Other noncurrent assets	94	496
Other noncurrent liabilities	588	(1,064)
Changes in working capital:
Accounts receivable	(11,319)	1,803
Inventories	4,541	870
Prepaid expenses and other current assets	1,013	916
Accounts payable and accrued expenses	14,429	(8,295)
Net cash provided by operating activities	9,906	8,028

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(13,998)	(16,734)
Other assets	—	(5)
Net cash (used in) investing activities	(13,998)	(16,739)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt issuance costs for new term loan	—	(553)
Proceeds from credit facility and term loan	110,300	20,200
Repayment of credit facility and term loan	(100,542)	(14,486)
Member capital distributions	(358)	(6,731)
Net cash provided by (used in) financing activities	9,400	(1,570)

Net increase (decrease) in cash and cash equivalents	5,308	(10,281)
Cash and cash equivalents at beginning of period	46	24,495
Cash and cash equivalents at end of period	$5,354	$14,214

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$1,377	$802

Non-cash Investing Activities:
Accrued property, plant, and equipment	$2,720	$3,684

See notes to unaudited condensed consolidated financial statements.

HERMES CONSOLIDATED, LLC AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2016 AND FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (amounts in tables are in thousands)

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Organization and Basis of Presentation—Hermes Consolidated, LLC is a wholly-owned subsidiary of Black Elk Refining, LLC (“BER”). The condensed consolidated financial statements include the accounts of Hermes Consolidated, LLC, d/b/a Wyoming Refining Company (“WRC”), and WRC’s wholly-owned subsidiary, Wyoming Pipeline Company, LLC (“WPC”), (taken together the “Company”). All intercompany transactions and balances have been eliminated in consolidation. The Company has prepared its condensed consolidated financial statements and related notes in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission, or the SEC. Accordingly, these condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, that are, in the opinion of management, necessary to present fairly the financial position and results of operations for the respective interim periods. Certain information and note disclosures normally included in our annual financial statements prepared in accordance with GAAP have been condensed or omitted from these interim financial statements pursuant to such rules and regulations, although we believe that the disclosures made are adequate to make the information presented not misleading. Results of operations for the six months ended June 30, 2016 are not necessarily indicative of the results that may be expected for the year ending December 31, 2016. These unaudited condensed consolidated financial statements and other information included in this report should be read in conjunction with the 2015 audited consolidated financial statements and notes thereto included in our annual financial statements for the year ended December 31, 2015.
Use of Estimates—The preparation of the unaudited condensed consolidated financial statements for the Company in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used for (but are not limited to) such items as the useful lives of long-lived assets, loss contingencies and the recording of various accruals, unit-based compensation, the valuation of derivative contracts, and assumptions used for the defined benefit pension plan. These estimates were based upon management’s judgments after consideration of past and current events, as well as assumptions regarding events that may occur in the future. Actual results could differ from these estimates.
New Accounting Pronouncements—In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). The FASB’s objective was to provide a more robust framework to improve comparability of revenue recognition practices across entities by removing most industry and transaction specific guidance, align GAAP with International Financial Reporting Standards, and provide more useful information to financial statement users. This authoritative guidance changes the way entities recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which it expects to be entitled in exchange for those goods or services. ASU 2014-09 was initially effective for interim and annual periods beginning after December 15, 2016, but the Financial Accounting Standards Board (“FASB”) affirmed a proposal to defer the effective date of the guidance in the new revenue standard for all entities by one year. ASU 2014-09 is now effective for interim reporting periods within annual reporting periods

HERMES CONSOLIDATED, LLC AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2016 AND FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (amounts in tables are in thousands)

beginning after December 15, 2017. The Company is in the process of determining the impact this guidance will have on our financial condition, results of operations and cash flows.
In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). ASU 2014-15 is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. The amendments in this ASU are effective for interim and annual periods beginning after December 15, 2016, and early adoption is permitted. The Company does not expect to be impacted by the adoption of ASU 2014-15.
In April 2015, the FASB issued ASU No. 2015-03, Interest – Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs ("ASU 2015-03"). ASU 2015-03 changes the balance sheet classification of debt issuance costs. Under previous GAAP, debt issuance costs were reported on the balance sheet as assets and amortized as interest expense. ASU 2015-03 requires that debt issuance costs be presented as a reduction from the carrying amount of the related debt liability, which is similar to the presentation of debt discounts or premiums. Debt issuance costs will continue to be amortized to interest expense using the effective interest method. In August 2015, the FASB issued ASU No. 2015-15, Interest – Imputation of Interest: Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements ("ASU 2015-15"). ASU 2015-15 clarifies that the guidance in ASU 2015-03 does not apply to debt issuance costs related to line-of-credit arrangements. Debt issuance costs related to line-of-credit arrangements will continue to be presented as an asset. All of the debt issuance costs for the Company relate to the term loan. The amendments in this ASU are effective for annual and interim periods beginning after December 15, 2015. ASU 2015-03 should be adopted on a retrospective basis and early adoption is permitted. We adopted this ASU as of June 30, 2016 and have applied the requirements retrospectively to all periods presented. The adoption of this ASU resulted in the reclassification of $338 thousand and $430 thousand of debt issuance costs as of June 30, 2016 and December 31, 2015, respectively, from Other-net within Other assets to Term loan within Non-Current Liabilities on our consolidated balance sheets.
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) ("ASU 2016-02"). ASU 2016-02 requires lessees to recognize all leases, including operating leases, on the balance sheet as a lease asset or lease liability, unless the lease is a short-term lease. ASU 2016-02 also requires additional disclosures regarding leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early application is permitted. The Company is in the process of determining the method of adoption and the impact this guidance will have on its financial condition, results of operations and cash flow.

2.	DEBT
In May of 2016, the Company executed an agreement to amend the existing revolving credit facility and the term loan payable to the bank. The agreement was retroactive to March 31, 2016, and changed the bank’s lending commitment to $30 million for any combination of revolving loan borrowings or letters of credit issued and outstanding. The agreement modified financial covenants related to leverage, debt service coverage, liquidity, and capital expenditures allowed. Terms of the agreement require BER’s members to have $5 million on deposit with the lender to act as collateral to support increases in the near term borrowing base. The agreement required an additional $5 million to access a credit limit up to $30 million on the revolving credit facility.

HERMES CONSOLIDATED, LLC AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2016 AND FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (amounts in tables are in thousands)

Revolving Credit Facility
On June 30, 2011, an existing Amended and Restated Loan and Security Agreement (the “Agreement”) with a bank was amended. The maturity date of the revolver was April 30, 2014. On February 6, 2013, the Agreement was amended to extend the agreement until February 15, 2016.
On April 30, 2015, the Agreement was again amended to extend the agreement until April 30, 2018. The Agreement commits the bank to lend $50.0 million for any combination of revolving loan borrowings or letters of credit issued and outstanding. On May 11, 2016, the Agreement was amended effective March 31, 2016 and changed the commitment to $30.0 million.
Revolver advances under the Agreement are limited to the extent of discounted receivables and inventory at market value less allocated letters of credit. Interest on revolver borrowings is paid in arrears on the first day of each month. Outstanding borrowings are collateralized by substantially all of the assets of the Company and accrue interest at the agent bank’s reference rate plus 0% to 0.5% based upon achieved levels of funded indebtedness to earnings before income taxes plus interest expense, depreciation and amortization (“EBITDA”) as of the end of the immediately preceding quarter. The agent bank’s reference rate was 4.5% at December 31, 2015. The Company can also elect to pay interest at a London Interbank Offer Rate (“LIBOR”) rate plus 2.25% to 3.00% based on the same levels of achievement. The Company pays bank fees of 0.250% to 0.375% per annum on the unused portion of the commitment. The Agreement is subject to compliance with financial covenants related to fixed charge coverage, leverage, and capital expenditures.
At December 31, 2015, the Company was not in compliance with the capital expenditures covenant and had $6.0 million outstanding on the revolver. As discussed in the 2015 annual financial statements, the bank waived the capital expenditures covenant for 2015. The Company paid fees of 2.25% per annum on the face amount of issued letters of credit at December 31, 2015. Outstanding letters of credit at December 31, 2015, were $70 thousand.
At June 30, 2016, the outstanding balance on the revolving loan was $20.4 million and the agent bank’s reference rate was 4.5%.Through an amendment at March 31, 2016, the bank temporarily increased the leverage ratio covenant level from 3.0:1.0 to 4.0:1.0 between March 31, 2016, and August 31, 2016. The Company paid fees of 2.25% per annum on the face amount of issued letters of credit for the three months ended June 30, 2016. Outstanding letters of credit were $70 thousand at June 30, 2016. In connection with the transaction on July 14, 2016, (Note 10), there was a modification to the credit agreement removing the need for debt covenant compliance at June 30, 2016.
Term Loan Payable to Bank
On February 6, 2013, the Company entered into a $60.0 million term credit loan agreement with a bank. The loan maturity date was February 15, 2016, with principal payments of $2.1 million quarterly and the remaining unpaid balance due at maturity.
On April 30, 2015, the term loan agreement was amended to increase the principal to $65.0 million. The new maturity date is April 2, 2018. The amended agreement requires quarterly principal payments of $2.3 million with the remaining unpaid balance due at maturity. The transaction was accounted for as an extinguishment of debt.

HERMES CONSOLIDATED, LLC AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2016 AND FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (amounts in tables are in thousands)

The loan bears interest on the outstanding amount at monthly LIBOR plus 3%. Interest is payable in arrears on a monthly basis. The interest rate in effect at December 31, 2015, was 3.24%. The Company paid $553 thousand of financing costs during the second quarter of 2015 related to the new loan which were capitalized and will be amortized over the life of the loan. The agreement includes financial covenants related to leverage, debt service coverage, liquidity, and capital expenditures allowed. The balance owed on the term loan at December 31, 2015, was $65.0 million. At December 31, 2015, the Company was not in compliance with the capital expenditures covenant. As discussed in the 2015 annual financial statements, the bank waived the capital expenditures covenant for 2015.
At June 30, 2016, the balance owed on the term loan was $60.4 million and the interest rate in effect was 3.45%. In connection with the transaction on July 14, 2016, (Note 10), there was a modification to the credit agreement removing the need for debt covenant compliance at June 30, 2016.

3.	COMMITMENTS AND CONTINGENCIES
Hazardous Waste—1988 Federal Consent Decree—In 1988, the Company and the United States Environmental Protection Agency (“EPA”) entered into a consent decree in federal court that resolved all claims and disputes relating to historic waste disposal areas on the refinery site and arising under the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act. Subsequently, the Company installed wells to recover hydrocarbons floating on groundwater inside the refinery boundary and regularly sampled monitoring wells to determine if the decree’s Compliance Measurement Standards are being met as an indicator of the recovery wells’ effectiveness.
The Compliance Measurement Standards were not being met at the time of the June 1994 compliance deadline specified in the decree. By December 1, 1994, the Company timely submitted a report on additional measures required to achieve compliance. The 60-day response period provided EPA under the decree elapsed without EPA submitting any response to the additional measures report.
Hazardous Waste—2002 State Consent Decree—On April 23, 2002, the Company and the State of Wyoming Department of Environmental Quality (“DEQ”) entered into a consent decree in state court resolving all issues relating to a 1997 Notice of Violation (“NOV”) alleging violations of solid and hazardous waste laws. The Decree requires the Company to take certain remedial actions and to complete a number of supplemental environmental projects. The Company is in substantial compliance with the decree. No capital costs have been incurred and no amounts have been accrued as of June 30, 2016.
Hazardous Waste—Transition from Federal to State Consent Decree—On January 6, 2003, the Company and EPA submitted a joint status report with respect to the 1988 Federal Consent Decree to the federal court stating the parties’ intent to install new groundwater boundary control measures as a supplemental environmental project pursuant to the new state consent decree described in the preceding paragraph and addressing solid and hazardous waste. The status report stated the parties’ ultimate goal of having the state consent decree supersede the federal decree. On February 1, 2005, EPA submitted an updated status report indicating the agency’s satisfaction with the progress made to date and extending to March 1, 2007, the date for accepting or rejecting the new boundary control system design. On March 1, 2007, EPA and the Company filed a second status report stating their expectation that the Company will install a boundary control system along the south edge of the refinery in 2007 and, further, that the parties expect to file either a motion to terminate the federal consent decree or another status report by March 1, 2009. The Company constructed a southern refinery boundary control system in 2008. On October 14, 2009, EPA and the Company filed a further status report advising the Court

HERMES CONSOLIDATED, LLC AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2016 AND FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (amounts in tables are in thousands)

that the southern refinery boundary control system was constructed and that initial start-up and operations testing revealed a need for modifications to the refinery’s groundwater treatment system. The 2009 status report further advised that the Consolidated Groundwater Monitoring Plan was also being revised, and that EPA and the Company were coordinating to resolve inconsistencies between the requirements of the state and federal decrees. The 2009 status report stated that investigation into the design for the western boundary control system would begin in 2012. Management’s opinion is that further work under the 1988 and 2002 consent decrees will be governed by the Preliminary Remediation Agreement and by ensuing Remedy Agreements negotiated with DEQ pursuant to the Company’s acceptance into the DEQ Voluntary Remediation Program as described in the paragraph below. The Company is unable to estimate the costs of any further corrective measures to repair the recovery wells required by the 1988 consent decree with EPA.
Little Oil Creek—On October 25, 2006, Wyoming DEQ issued an NOV to the Company for an unpermitted release to surface waters. The release was the result of a hydrocarbon seep to Little Oil Creek that occurred on neighboring property about 500 feet south of the refinery. On May 18, 2007, the Company entered into a settlement agreement with Wyoming DEQ pursuant to which a $10 thousand penalty was paid, and the Company committed to installing an extended interceptor trench at the seep to control further releases to surface water. Monitoring of the groundwater has continued and, pursuant to Wyoming DEQ approval, the Company is conducting further remediation adjacent to the seep site. It is not known at this time whether the extended interceptor trench will be required. On October 28, 2010, DEQ approved a Corrective Action Plan to implement injection of microbes into interceptor trenches to improve natural attenuation at the site in a DEQ approval letter. On March 21, 2013, Wyoming DEQ approved a one-year suspension of the Company’s program to inject petroleum eating microbes into the groundwater in order to monitor the success of the existing microbe population and its impact on benzene in groundwater. In an April 16, 2014 report, in the 2014 Annual Report and in the 2015 Current Conditions Report submitted to DEQ, the Company concluded that the microbe population is in equilibrium with the contaminated groundwater plume and that the plume is slowly being degraded and recommended continued microbe monitoring without further injections and no further construction of interceptor trenches or other groundwater recovery facilities. As of June 30, 2016, DEQ has not formally responded to these reports. The Company is unable to estimate the cost of any further corrective measures.
Voluntary Remediation Program – Refinery – On November 4, 2014, the refinery site was accepted into DEQ’s Voluntary Remediation Program (“VRP”). The Company and DEQ agreed to a Preliminary Remediation Agreement on March 29, 2015. The Agreement will require the Company to perform a site-wide investigation and evaluation of current conditions at the refinery prior to any refinery closure. If the evaluation determines that DEQ soil and groundwater screening levels have not been met, the Company may then either withdraw from the VRP or negotiate a Remedy Agreement by which the company will schedule and implement remedies to address the screening level exceedances. Management’s intention, to which DEQ has expressed agreement, is to use the Voluntary Remediation Program as a means to address soil and groundwater contamination on a site-wide basis and to schedule and coordinate further implementation of the 1988 and 2002 consent decrees and 2007 Little Oil Creek settlement agreement requirements. DEQ has coordinated this process with EPA, and EPA has registered no objections. Under the VRP, the Company and DEQ entered into a Remedy Agreement on November 10, 2015, to close the TCC Swale RCRA Post-Closure Permit, and define the scope and schedule for clean closure of the TCC Swale, formerly a requirement of the 2002 Consent Decree.

HERMES CONSOLIDATED, LLC AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2016 AND FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (amounts in tables are in thousands)

Hazardous Waste—Mule Creek Station—On September 5, 2005, the Company experienced a spill of up to 200 barrels of gasoline from the terminus of its products pipeline at Mule Creek Station owned by Rocky Mountain Pipeline and near the Wyoming-South Dakota border. A portion of the spill crossed the border into South Dakota. The Company entered the Wyoming VRP and has been investigating the extent of the spill underground and surface migration under the direction of the State of Wyoming DEQ. South Dakota has agreed to this procedure. Most saturated soils were excavated and removed in 2005 and 2006, and, since then, the Company has installed monitoring wells and monitored groundwater quality as required by the VRP. On January 18, 2013, the Company submitted a Remedial Evaluation Report to DEQ recommending continued groundwater monitoring, monitored natural attenuation, and installation of passive recovery well bailers as appropriate further remedial action for the site. Pursuant to DEQ’s request, the Company submitted a Remedial Alternative Evaluation Report in May 2016, in which several alternative remedies were presented for DEQ’s selection of a single alternative. The Company is unable to estimate the cost of any further corrective measures regarding the Mule Creek Station spill.
Gasoline Sulfur—The EPA has promulgated Tier 2 regulations requiring the phase-in of gasoline sulfur standards, beginning on January 1, 2004. The Company became subject to the rule in 2011, and used banked credits to comply with the gasoline sulfur standard through 2015. On March 3, 2014, EPA issued new gasoline sulfur rules (Tier 3) lowering the gasoline sulfur standard from 30 ppm to 10 ppm. On March 19, 2015, EPA confirmed the Company’s small volume refinery status for the delayed Tier 3 compliance deadline of January 1, 2020. As of June 30, 2016, the Company has executed a contract to purchase additional credits for $54 thousand and is waiting for the credits to be transferred.
EPA Petroleum Refining Initiative Consent Decree—The consent decree, lodged with the Federal District Court for the District of Wyoming on February 10, 2009, was accepted by the federal court on June 17, 2009. In 2010, the Company completed all capital expenditures required by the Petroleum Refining Initiative (“PRI”) consent decree and paid the specified $150 thousand civil penalty. On February 26, 2010, the Company filed its first semi-annual progress report as required by the decree noting that the Company had failed to apply timely for a state permit to make permanent three provisions of the consent decree. The required permit application was submitted on March 12, 2010, and the permit was issued on June 3, 2010. The Company has received no information from the U.S. EPA or the State of Wyoming on whether any penalties will be sought. The Company is substantially in compliance with all other requirements of the consent decree. The consent decree remained open as of June 30, 2016.
Wastewater Discharge Violations and Sour Water Stripper—On May 22, 2012, DEQ Water Quality Division issued NOV 2992-12 for discharge permit violations subsequent to July 1, 2009 and through March 31, 2012. The Company paid a $374 thousand penalty and has received a notice of compliance from the Division dated November 22, 2012. On January 30, 2013, the Company applied to the Division to renew its wastewater discharge permit. The Company and the Division met on March 13, 2013, to discuss these ongoing violations and those described in the next paragraph. The Division stated it would use its discretion and not enforce for the foreseeable future in light of the Company’s good faith efforts and progress in addressing the violations. The renewed permit was issued August 20, 2013, and expires July 31, 2018. From April 1, 2012 and through June 30, 2016, the Company has exceeded permitted discharge limits other than for selenium 41 times.
Wastewater Discharge Violations for Selenium—The Wyoming DEQ Water Quality Division has issued a Letter of Violation dated February 1, 2013, noting recurring exceedances of the Company’s discharge limit for selenium and requesting the Company’s plan for correcting the exceedances. To

HERMES CONSOLIDATED, LLC AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2016 AND FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (amounts in tables are in thousands)

address the matter, the Company engaged Golder Associates to develop a report that characterizes the refinery wastewater selenium. The report was received June 28, 2013, and identifies the refinery crude oil supply as the selenium source. Consequently, the Company engaged Golder to design a new wastewater treatment system that will address selenium, expanded refining capacity, gasoline benzene removal waste and other issues. The draft design report was received on March 18, 2016. No decisions in this regard will be made until a final report is available. Since April 2012 and through June 2016, the Company exceeded permitted selenium discharge limits 14 times.
Renewable Fuel Standard (“RFS2”)—The EPA published rules for the RFS2 on March 26, 2010, as mandated by the Energy Independence and Security Act of 2007. These rules require refiners to add or ensure that down-stream blenders add certain renewable fuel volumes to the nation’s transportation fuel supply, starting with 12.95 billion gallons of renewable fuel in 2010 and rising to 36 billion gallons in 2022. As a small refiner, the Company was exempt from this mandate until January 1, 2013. The Company filed its 2013 and 2014 RFS2 demonstration of compliance by the March 1, 2016, and August 1, 2016 deadlines, respectively. As of June 30, 2016 and December 31, 2015, the Company accrued $8.2 million and $4.7 million, respectively, for future purchases of renewable fuel blending credits to enable a demonstration of compliance with RFS2 in subsequent years.

4.	INVENTORY
Inventories as of June 30, 2016 and December 31, 2015, consist of the following:

	June 30, 2016	December 31, 2015
Inventories:
Crude oil	$8,591	$9,197
Refined products	9,824	13,847
Chemical, catalyst, and other	2,871	2,781

Total inventories	$21,286	$25,825

5.	ACCRUED EXPENSES
Accrued expenses as of June 30, 2016 and December 31, 2015, consist of the following:

	June 30, 2016	December 31, 2015

Renewable Identification Numbers	$8,160	$4,664
Excise and property taxes	3,817	3,930
Payroll and related benefits	981	2,238
Environmental	594	583
Isobutane	384	270
Severance	—	638
Benzene	420	—
Other	506	1,165

Accrued expenses	$14,862	$13,488

HERMES CONSOLIDATED, LLC AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2016 AND FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (amounts in tables are in thousands)

6.	PENSION
The net periodic benefit cost for the six months ended June 30, 2016 and 2015, includes the following components:

	Six Months Ended June 30,
	2016	2015

Components of net periodic benefit cost:
Service cost	$586	$676
Interest cost	632	568
Expected return on plan assets	(720)	(690)
Amortization of net (gain) loss	92	134

Net periodic benefit cost	$590	$688
The Company previously disclosed in its financial statements for the year ended December 31, 2015,that it did not expect to make any contributions to its pension plan in 2016. During the six months ended June 30, 2016 and 2015, the Company made contributions to the pension plan totaling $0 and $1.4 million, respectively.

7.	DERIVATIVE INSTRUMENTS
The Company buys and sells exchange-traded crude oil futures contracts for purposes of hedging price volatility of refinery feedstock costs and for inventory arbitrage against existing crude oil inventories. The Company uses commodity swap contracts to fix the margin on future sales of certain refined products. Neither the crude oil futures, nor the commodity swap contracts, qualify for hedge accounting treatment.
As of December 31, 2015, the Company did not have any crude oil futures contracts in place or open commodity swap contracts as of that date.
The Company generally settles open crude oil futures positions prior to delivery by buying/selling offsetting positions. However, on occasion, the Company does physically settle these positions by using existing inventories or crude oil inventory tank capacity when the market dictates this strategy. During the year ended December 31, 2015, the Company did not purchase or sell any contracts using this inventory strategy. For the swap contracts, physical volumes are not exchanged, and these contracts are settled quarterly with cash.
The Company incurred a realized loss on crude oil futures contracts of $620 thousand for six months ended June 30, 2015. The Company closed its derivative position in 2015, and therefore had no derivative activity for the six months ended June 30, 2016.

HERMES CONSOLIDATED, LLC AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2016 AND FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (amounts in tables are in thousands)

8.	FAIR VALUE MEASUREMENTS
ASC 820 establishes a framework for measuring fair value using a three-level valuation hierarchy. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:
Level 1—inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2—inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
Level 3—inputs to the valuation methodology are unobservable and significant to the fair value measurement.
A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.
Due to their near-term maturities, the carrying amounts of accounts receivable, accounts payable, and accrued expenses are considered equivalent to fair value.
The carrying value of the Company’s term loan was $65.0 million, and the carrying value of its revolver credit agreement was $6.0 million as of December 31, 2015. These values approximate the fair market values at that date. The fair value at December 31, 2015, was estimated as if in the current market environment, the Company could obtain a loan under equivalent terms or be able to use its revolving credit facility, which has substantially the same interest rate, to finance ongoing operations through April 2018.
As of December 31, 2015, the Company’s only assets and liabilities measured at fair value on a recurring basis were short-term investments of $55 thousand. The fair value of the short-term investments was measured using level 1 inputs.
The carrying value of the Company’s term loan was $60.4 million, and the carrying value of its revolving credit facility was $20.4 million as of June 30, 2016. These values approximate the fair market values at that date. The fair value at June 30, 2016, was estimated as if in the current market environment, the Company could obtain a loan under equivalent terms or be able to use its revolving credit facility, which has substantially the same interest rate, to finance ongoing operations through April 2018.
As of June 30, 2016, the Company’s only assets and liabilities measured at fair value on a recurring basis were short-term investments of $55 thousand. The fair value of the short-term investments was measured using level 1 inputs.

HERMES CONSOLIDATED, LLC AND SUBSIDIARY
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2016 AND FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (amounts in tables are in thousands)

9.	RELATED-PARTY TRANSACTIONS
The unaudited condensed consolidated financial statements include expenses passed to the Company by BER. The expenses charged to the Company included within general and administrative expenses were $694 thousand and $2.5 million for the six months ended June 30, 2016 and 2015, respectively. These expenses include senior management payroll and benefits, legal, audit, professional fees, and Board of Director fees. During the six months ended June 30, 2015, senior management payroll and benefits were pushed down to the Company, while during the six months ended June 30, 2016, those employees were part of the Company and these expenses were directly recorded to the Company’s records.
The Company received engineering and other services from EOR Energy Services, LLC. EOR has a 6.9% capital interest in BER. For the six months ended June 30, 2016 and 2015, the Company paid $912 thousand and $1.8 million, respectively.

10.	SUBSEQUENT EVENTS
On July 14, 2016, BER completed the sale of all issued and outstanding units representing membership interests in Hermes Consolidated, LLC for cash consideration of $213.4 million and assumption of $58 million of debt.